Exhibit 3.79

FRIDAY

AA5CRJEP
A04 23/04/2010 339
COMPANIES HOUSE

Ensco Holdco Limited

Company Number: 6962983

(the "**Company**")

SOLE MEMBER'S WRITTEN RESOLUTIONS

Circulation Date: 31 March 2010 (the "**Circulation Date**")

Pursuant to Chapter 2 of Part 13 of the Companies Act 2006, the directors of the Company propose that

- resolutions 1 and 2 below are passed as ordinary resolutions (the "**Ordinary Resolutions**"), and
- resolutions 3 and 4 below are passed as special resolutions (together the "**Special Resolutions**")

ORDINARY RESOLUTIONS

1. THAT, in accordance with paragraph 43 of Schedule 2 to the CA 2006 (Commencement No 8, Transitional Provisions and Savings) Order 2008, the directors be and are hereby authorised to exercise any power of the Company under section 550 of the Companies Act 2006

2. THAT, in substitution for all existing authorities, the directors be and are generally and unconditionally authorised for the purpose of s551 Companies Act 2006 to exercise all the powers of the Company to allot shares in the Company, or to grant rights to subscribe for or to convert any security into shares in the Company ("**Rights**"), up to an aggregate nominal amount of USD 5,699,085,542 for a period expiring 5 years from the date of this resolution save that the Company may before the expiry of this authority make an offer or agreement which would or might require shares to be allotted or Rights to be granted after such expiry and the directors may allot shares or grant Rights in pursuance of such offer or agreement as if the authority conferred by this resolution had not expired.

SPECIAL RESOLUTIONS

3. THAT with immediate effect the articles of association of the Company be amended by deleting all the provisions of the Company's memorandum of association which, by virtue of section 28 of the Companies Act 2006, are to be treated as provisions of the Company's articles of association

4. THAT with immediate effect the articles of association of the Company contained in the document attached hereto be adopted as the new articles of association of the Company in substitution for, and to the exclusion of, all the existing articles of association of the Company.

(The remainder of this page intentionally left blank)

DALDMS/676635

Certified that this and the following 32 page(s) are true copies of a document kept and registered on 30th April 2010 at the office for the registration of companies ~ - n ' Al Signature ........ ~ ... : .. . Authorised by the Registrar of Companies Date 15th September 2014

Please read the Notes at the end of this document before signifying your agreement to the Ordinary Resolutions and Special Resolutions (together the "**Resolutions**") below.

BY ORDER OF THE BOARD

James Waterman Swent III
Director

AGREEMENT

WE THE UNDERSIGNED, being the sole member of the Company on the Circulation Date, HEREBY IRREVOCABLY AGREE to each of the Resolutions

Dean Alan Kewish
duly authorised signatory
for and on behalf of ENSCO International Incorporated

Dated: 31 March 2010

NOTES

1 To signify your agreement to the Resolutions you should sign and date this document where indicated above and return it to the Company by returning the signed copy by hand or post to any director of the Company or the Company Secretary at 100 New Bridge Street, London, EC4V 6JA or by attaching a scanned copy of the signed document to an email and sending it to any director of the Company or the Company Secretary

2. Once you have signified your agreement to the Resolutions, you may not revoke your agreement

3 Unless by the 28th day following the Circulation Date sufficient agreement has been received for the Resolutions to pass, they will lapse.

4. If you are signing this document on behalf of a person under a power of attorney or other authority please send a copy of the relevant power of attorney or authority when returning this document.

Certified a true copy of a page of a document kept and registered on 30th April 2010 at the office for the registration of companies Signature ~~ ... :. .. Authorised by the Registrar of Companies Date 15th September 2014

THE COMPANIES ACTS 1985 AND 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Ensco Holdco Limited

(Adopted by special resolution passed on 31 March 2010)

PART 1

PRELIMINARY

1 Articles of association

These articles constitute the articles of association of the company No regulations contained in any statute or subordinate legislation, including the regulations contained in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended), apply to the company

INTERPRETATION AND LIMITATION OF LIABILITY

2 Defined terms

In the articles, unless the context requires otherwise

"alternate" or **"alternate director"** has the meaning given in article 25,

"appointor" has the meaning given in article 25,

"articles" means the company's articles of association,

"bankruptcy" includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy,

"call" has the meaning given in article 39,

"call notice" has the meaning given in article 39,

"chairman" has the meaning given in article 14,

"chairman of the meeting" has the meaning given in article 64,

"Companies Acts" means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the company,

"company's lien" has the meaning given in article 37,

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Certified a true copy of a page of a document kept and registered on 30th April 2010 at the office for the registration of companies Signature Date ~~ ·~ ··· ···· Authorised by the Registrar of Companies 15th September 2014

"director11 means a director of the company, and mcludes any person occupymg the position of director, by whatever name called and "directors11 means the directors or any of them actmg as the board of directors of the company, "distribution recipient11 has the meamng given m article 55, 11 document11 ·mcludes, un]ess otherwise specified, any document sent or supphed m electromc form, "electronic form" has the meanmg given m scctmn 1168 of the Companies Act 2006, "fully pa1dr1 m relatton to a share1 means that the nommal value and any premium to be paid to the company m respect of that share have been paid to the company, "hard copy form" has the meanmg given m section 1168 of the Comparnes Act 2006, "holder" m relation to shares means the person whose name ts entered m the register of members as the holder of the shares, "mstrument11 means a document m hard copy form, "lien enforcement notice" has the rneanmg given m article 38, 11 member11 has the meanmg given m sect10n 112 of the Compames Act 2006, 11 office11 means the registered office of the company, 11 ordinary resolut1on11 has the meanmg given m section 282 of the Companies Act 2006, 11 paid" means patd or credtted as paid, "participate", m relat10n to a dtrectors' meeting, has the meamng gtven m article 12, "partly paiid 11 m relat10n to a share means that part of that share's nommal value or any premium at which 11 was issued has not been paid to the company, "proxy notice" has the meamng given m article 701 11 secretary" means the secretary of the company or any other person appointed to perfonn the duties of the secretary of the company, mcludmg a Jomt, assistant or deputy secretary, "shares" means shares m the company, "special resolution 11 has the rneanmg given m section 283 of the Companies Act 2006, "subsidiary" has the meanmg given m section 1159 of the Companies Act 2006, "transmittee" means a person entllled to a share by reason of the death or bankruptcy of a shareholder, or m consequence of the merger or consohdatlon of any ·shareholder berng a corporatton 1 or otherwise by operation of law, and "writing" means the representation or reproduct10n of words, symbols or other mfonnat1on m a vmble fonn by any method or combmauon of methods, whether sent or supphed m electronic form or otherwise Unless the context otherwise requires, other words or expressions contamed tn these articles bear the same mearnng as m the Companies Act 2006 as m force on the date when these articles become bmdmg on the company DI\LDMS/676626 2

Unless expressly provided otherwise, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of

(a) any subordinate legislation from time to time made under it, and

(b) any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts

Clause and paragraph headings are inserted for ease of reference only and shall not affect construction

3 **Liability of members**

The liability of the members is limited to the amount, if any, unpaid on the shares held by them

PART 2

DIRECTORS, SECRETARY AND OTHER OFFICERS

DIRECTORS' POWERS AND RESPONSIBILITIES

4 **Directors' general authority**

Subject to the articles, the directors are responsible for the management of the company's business, for which purpose they may exercise all the powers of the company

5 **Members' reserve power**

(1) The members may, by special resolution, direct the directors to take, or refrain from taking, specified action

(2) No such direction invalidates anything which the directors have done before the passing of the resolution

6 **Directors may delegate**

(1) Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles

(a) to such person or committee,

(b) by such means (including by power of attorney),

(c) to such an extent,

(d) in relation to such matters or territories, and

(e) on such terms and conditions,

as they think fit

(2) Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate all or any of the powers delegated

(3) The directors may revoke any delegation in whole or part, or alter its terms and conditions

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7 **Committees**

(1) Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors

(2) The directors may co-opt persons other than directors onto any such committee Any such co-opted persons may enjoy voting rights in the committee The co-opted members shall be less than one half of the total membership of the committee and a resolution of any committee shall be effective only if a majority of the members present are directors

(3) The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them

8 **Associate directors**

The directors may appoint any person to any office or employment having a designation or title including the word "director" and/or may attach such a designation or title to any existing office or employment with the company and may terminate any such appointment or the use of any such designation or title The inclusion of the word "director" in the designation or title of any such office or employment shall in no way imply that the holder is a director of the company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the company for any of the purposes of the articles

DECISION-MAKING BY DIRECTORS

9 **Directors to take decisions collectively**

(1) The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 10

(2) If

(a) the company only has one director, and

(b) no provision of the articles requires it to have more than one director,

the general rule does not apply, and the director may take decisions without regard to any of the provisions of the articles relating to directors' decision-making, save that he shall comply with the requirements of article 19

10 **Unanimous decisions**

(1) A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter

(2) Such a decision may take the form of a resolution in writing where each eligible director has signed one or more copies of it, or to which each eligible director has otherwise indicated agreement in writing

(3) References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors' meeting (but excluding any director whose vote is not to be counted in respect of the particular matter)

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(4) A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting

11 **Calling a directors' meeting**

(1) Any director may call a directors' meeting by giving notice of the meeting to the directors or by authorising the secretary (if any) to give such notice

(2) Notice of any directors' meeting must indicate

(a) its proposed date and time,

(b) where it is to take place, and

(c) if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting

(3) Notice of a directors' meeting must be given to each director, but need not be in writing

(4) Notice of a directors' meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the company not more than 7 days after the date on which the meeting is held Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it

12 **Participation in directors' meetings**

(1) Subject to the articles, directors participate in a directors' meeting, or part of a directors' meeting, when

(a) the meeting has been called and takes place in accordance with the articles, and

(b) they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting

(2) In determining whether directors are participating in a directors' meeting, it is irrelevant where any director is or how they communicate with each other

(3) If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is In default of such a decision, the meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is

13 **Quorum for directors' meetings**

(1) At a directors' meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting

(2) The quorum for directors' meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two

(3) If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision

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(a) to appoint further directors, or

(b) to call a general meeting so as to enable the shareholders to appoint further directors

14 **Chairing of directors' meetings**

(1) The directors may appoint a director to chair their meetings

(2) The person so appointed for the time being is known as the chairman

(3) The directors may terminate the chairman's appointment at any time

(4) If the chairman is not participating in a directors' meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it

15 **Voting at directors' meetings: general rules**

(1) Subject to the articles, each director participating in a directors' meeting has one vote

(2) Subject to such disclosure as is required by law and the articles, a director who is interested in an actual or proposed transaction or arrangement with the company is to be counted as participating in the decision making process (including for this purpose any directors' meeting or part of a directors' meeting) for quorum and voting purposes

16 **Chairman's casting vote at directors' meetings**

If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting shall not have a casting vote

17 **Alternates voting at directors' meetings**

A director who is also an alternate director has an additional vote on behalf of each appointor who is

(a) not participating in a directors' meeting, and

(b) would have been entitled to vote if they were participating in it

18 **Conflicts of interest**

(1) Subject to the articles, and provided that he has declared the nature and extent of his interest in accordance with the requirements of the Companies Acts, a director notwithstanding his office

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested,

(b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested, and

(c) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any parent

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and undertakmg or subsidiary undertakmg of the company, or any subsidiary undertaking of any parent undertaking of the company, or any body corporate m which any such parent undertakmg or subsidiary undertak10g 1s interested (1) unless the directors decide otherw,se shall not, by reason of h,s office, be accountable to the company for any remuneration or other benefit which he denves from any such office or employment or from any such transactton or arrangement or from any mterest m any such body corporate and no such transaction or arrangement shall be liable to be avmded on the ground of any such mterest or benefit, (11) shall not infringe hts duty to avotd a situation m wluch he has, or can have, a direct or indirect interest that conthcts, or posstbly may conntcl, wtth the interests of the company as a result of holding any such office or employment with or bemg a party to any such transaction or arrangement or otherwise bemg mterested m any such body corporate, (t11} shall not be required to disclose to the company, or use 10 performing hts duttes as a director of the company, any mforrnauon relating to any such office or employment If to make such a disclosure or use would result m a breach of a duty or obligation of confidence owed by him m relation to or m connection with that office 1 employment, transact1on 1 arrangement or mterest, and (1v) may absent himself from discussions, whether 10 meetmgs of the d1rectors or otherwise, and exclude himself from th~ receipt or use of mformat1on, which will or may relate to that office, employment, transact1on, arrangement or interest (2) The directors may authonse (subject to such terms and cond11tons, 1fany, as they may thmk fit to impose from time to time, and subject always to the1r nght to vary or terrnmate such authonsat10n), to the fullest extent permttted by law (a) any matter which would otherwise result m a director mfhngmg hts duty to avoid a s1tuat10n m which he has, or can have, a direct or md1rect interest that conn1cts, or possibly may conn1ct, with the interests of the company and which may reasonably be regarded as likely to give nse to a conn1ct of mterest (mcludmg a conn1ct ofmterest and duty or conn1ct of duties), and (b} a director to accept or contmue m any office, employment or posll,on m add11ton to hts office as a dtrector of the company (not bemg an office, .. employment or pos1hon wh1ch the director 1s authonsed to hold pursuant to article 18(1)(b) and/or article 18(1)(c)) and may authonse the manner m which a conflict of mtcrcst ansmg out of such matter,·office1 employment or pos1t1on may be dealt with, either before or at the time that such a confhct of mterest anses (3) Any authonsation pursuant to article 18(2) 1s effecttve only 1f (a) DALDMS/676626 the matter m quesllon was proposed m wntmg for constderat1on at a d1rectors 1 meetmg, m accordance with nonnal procedures or m such other manner as the directors may approve, 7

(b) any reqmrement as to the quorum at the meetmg at which the matter 1s considered 1s met without countmg the duector m question or any other mterested director, and (c) the matter was agreed to without their votmg or would have been agreed to 1f their votes had not been counted (4) In relat10n to any matter, office, employment or pos1t1on that has been authonsed pursuant to article 18(2) (subJect to such tenns and cond11tons, 1f any, as the directors may thmk fit to impose from time to time, and subJect always to their right to vary or tenmnate such authonsat1on or the penmss1ons set out below) (a) the director shall not be reqmred to disclose to the company, or use m performmg his duties as a director of the company, any mfonnatwn relatmg to such matter, or such office, employment or pos1t10n, 1f to make such a disclosure or use would result m a breach of a duty or obhgatton of confidence owed by him m relatton to or m connection with that matter, or that office, employment or pos11ton, (b) the dtrector may absent himself from d1scuss1ons, whether m directors' meetmgs or otherwise, and exclude himself from the receipt or use of mfonnatlon, which will or may relate to that matter, or that office, employment or postlton, and (c) the dtrector shall not, by reason ofh1s office as a dtrector of the company, be accountable to the company for any remuneration or other benefit which he denves from any such matter, or from any such office, employment or post hon 19 Records of decisions to be kept The dtrectors must ensure that the company keeps a record, m wntmg, for at least IO years from the date of the dec1s1on recorded, of every unammous or maJonty dec1s10n taken by the directors 20 Directors' discretion to make further rules Subject to the articles, the dtrectors may make any rule which they thmk fit about how they take dec1s10ns 1 and about how such rules are to be recorded or commumcated to directors APPOINTMENT OF DIRECTORS 21 Methods of appointing and removing directors (I) The holder or holders forthe ttme being of more than one half m nominal value of the shares g1vmg the nght to attend and vote at a general meeting of the company may at any time and from time to time appomt any person who 1s w1\hng to act as a director; and 1s penmtted by law to do so, to be a ducctor, either to fill a vacancy or as an addtttonal dtrector, and may remove any dtrector from office (2) Any appomtment or removal of a dtrector m accordance with article 21(1) must be effected by notice m wntmg to the company signed by the person makmg the appointment or removal or m any other manner approved by the dtrectors DALDMS/676626 8

(3) The d,rectors shall also have the power to appomt any person who ,s w1lhng to act as a d,rector, and 1s penmtted by law to do so, to be a director, e1ther to fill a vacancy or as an add111onal d,rector 22 Termination of director's appointment A person ceases to be a director as soon as (a) that person ceases to be a d1rector by virtue of any prov1s1on of the Compames Act 2006 or ,s proh1b1ted from bemg a d,rector by law, (b) a bankruptcy order 1s made agamst that person, (c) a compos1twn 1s made with that person's creditors generally m sat1sfact1on of that person's debts, (d) a registered medical praclllloner who 1s treatmg that person gtves a wntten opm1on to the company statmg that that person has become physically or mentally mcapable of actmg as a duector and may remam so for more than three months, (e) by reason of that person's mental health, a court makes an order which wholly or part1y prevents that person from personally exerc1smg any powers or nghts which that person would otherwise have, (f) not1ficat10n 1s received by the company from the director that the d,rector ts res1gnmg from office as director, and such res1gnat10n has taken effect m accordance with its tenns, (g) that person ,s convicted of a cnmmal offence mvolvmg fraud or dishonesty and the directors resolve that he shall for that reason cease to be a director, (h) that person 1s removed as a d,rector m accordance with article 21 (1), or (1) that person 1s requested to resign m wntmg by all the other d,rectors In ca!culatmg the number of d,rectors who are requ,red to make such a request to the d1rector (A) an alternate d,rector appointed by him actmg m his capac1ty as such shall be excluded, and (B) a d1rector and any alternate dJTeclor appointed by him and actmg m his capactty as such shall constitute a single d,rector for this purpose, so that the signature of etther shall be sufficient 23 Directors' remuneration (I) DJTectors may undertake any services for the company that the dtrectors decide (2) Directors are entitled to such remuneration as the directors dctcnmne (a) for thetr services to the company as directors, and (b) for any other service which they undertake for the company (3) SubJect to the articles, a dJTector's remuneration may DALDMS/676626 9

(a) take any form, and

(b) include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director

(4) Unless the directors decide otherwise, directors' remuneration accrues from day to day

24 **Directors' expenses**

The company may pay any reasonable documented expenses which the directors properly incur in connection with their attendance at

(a) meetings of directors or committees of directors,

(b) general meetings, or

(c) separate meetings of the holders of any class of shares or of debentures of the company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company

ALTERNATE DIRECTORS

25 **Appointment and removal of alternates**

(1) Any director (the "**appointor**") may appoint as an alternate any other director, or any other person who is willing to act as a director, and is permitted by law to do so, and who has been approved by decision of the directors, to

(a) exercise that director's powers, and

(b) carry out that director's responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate's appointor

(2) Any appointment or removal of an alternate must be effected by notice in writing to the company signed by the appointor or in any other manner approved by the directors

26 **Rights and responsibilities of alternate directors**

(1) An alternate director may act as alternate director for more than one director and has the same rights in relation to any decision of the directors as the alternate's appointor

(2) Except as the articles specify otherwise, alternate directors

(a) are deemed for all purposes to be directors,

(b) are liable for their own acts and omissions,

(c) are subject to the same restrictions as their appointors, and

(d) are not deemed to be agents of or for their appointors

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(3) A person who is an alternate director and also a director is entitled, in the absence of his appointor, to a separate vote on behalf of his appointor, in addition to his own vote, on any decision of the directors, but shall not be counted as more than one director for the purposes of determining whether a quorum is present

(4) A person who is an alternate director but not a director

(a) may be counted as participating for the purposes of determining whether a quorum is present (but only if that person's appointor is not participating),

(b) may participate in taking a decision in accordance with article 10 (but only if that person's appointor has not so participated), and

(c) shall not be counted as more than one director for the purposes of articles 26(4)(a) and 26(4)(b)

(5) An alternate director is not entitled to receive any remuneration from the company for serving as an alternate director except such part of the alternate's appointor's remuneration as the appointor may direct by notice in writing made to the company

27 **Termination of alternate directorship**

An alternate director's appointment as an alternate terminates

(a) when the alternate's appointor revokes the appointment by notice to the company in writing specifying when it is to terminate,

(b) on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate's appointor, would result in the termination of the appointor's appointment as a director,

(c) on the death of the alternate's appointor,

(d) when the alternate's appointor's appointment as a director terminates, or

(e) when the alternate director resigns his office by notice to the company

SECRETARY

28 **Appointment and removal of secretary**

(1) Subject to the articles, the secretary shall be appointed by the holder or holders for the time being of more than one half in nominal value of the shares giving the right to attend and vote at a general meeting of the company or the directors for such term, at such remuneration and upon such conditions as they may think fit and any secretary so appointed may be removed by such appointor(s)

(2) Two or more joint secretaries, each of whom shall have full authority to act alone and independently of each other, may be appointed pursuant to the provisions of this article 28

OFFICERS

29 **Appointment and removal of officers**

(1) The officers of the Company shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are prescribed herein or determined

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solely by the directors, subject to the right of the directors to remove any officer or officers at any time with or without cause The directors may determine that all of the officers of the Company shall be appointed or reappointed by the directors on an annual basis

(2) The officers of the Company shall include a secretary and may include a chairman of the board of directors, a chief executive officer, a president, one or more executive vice presidents, senior vice presidents, vice presidents, and a treasurer, each of whom shall be elected by the directors Any number of offices may be held by the same person unless the Acts or the Articles otherwise provide

(3) Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the directors

(4) Any officer of the Company may be removed at any time, with or without cause, by the directors

(5) The salaries of all officers and agents of the Company shall be fixed by the directors or a duly constituted committee thereof

(6) Each officer of the Company shall hold office until his or her successor is appointed or until his or her earlier resignation or removal Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the directors or other governing body

PART 3

SHARES AND DISTRIBUTIONS

ISSUE OF SHARES

30 **Powers to issue different classes of share**

(1) Subject to the articles, but without prejudice to the rights attached to any existing share, the company may issue shares with such rights or restrictions as may be determined by ordinary resolution

(2) The company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares

31 **Power to allot shares**

(1) None of the requirements of sections 561 and 562 of the Companies Act 2006 shall apply to the company

32 **Payment of commissions on subscription for shares**

(1) The company may pay any person a commission in consideration for that person

(a) subscribing, or agreeing to subscribe, for shares, or

(b) procuring, or agreeing to procure, subscriptions for shares

(2) Any such commission may be paid

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(a) m cash, or m fully paid or partly paid shares or other secunlles, or partly m one way and partly m the other, and (b) m respect ofa conditional or an absolute subscnpt10n INTERESTS IN SHARES 33 Company not bound by less than absolute Interests Except as reqmred by law, no person ,s to be recogmscd by the company as holdmg any share upon any trust, and except as otherw,se required by law or the articles, the company 1s not m any way to be bound by or recogmse any mterest m a share other than the holder's absolute ownership of 11 and all the nghts attachmg to it SHARE CERTIFICATES 34 Certificates to be issued (1) The company must rnsue each member with one or more certificates m respect of the shares which that member holds (2) Except as otherwtse specified m the arhcles, all certificates must be issued free of charge (3) No certificate maybe tSsued m respect of shares of more than one class (4) If more than one person holds a share, only one certificate may be ,ssued m respect of II 35 Contents and execution of share certificates (I) Every certificate must specify (a) m respect of how many shares, of what class, 11 1s issued, (b) the nominal value of those shares, (c) the amount paid up on them, and (d) any dtslmgmshmg numbers assigned to them (2) Certificates must (a) have affixed to them the company's common seal, or (b) be otherwtse executed m accordance with the Compames Acts 36 Replacement share ccrhficatcs (1) !fa certificate issued m respect ofa member's shares is DALDMS/676626 (a) damaged or defaced, or (b) said to be lost, stolen or destroyed, that member 1s entlt)ed to be issued with a replacement certificate tn respect of the same shares 13

(2) A member exerc1smg the nght to be ISsued with such a replacement certificate (a) may at the same time exercise the nght to be ISsued with a smgle certificate or separate certificates, (b) must return the certificate which IS to be replaced lo the company 1f II ts damaged or defaced, and (c) must comply with such cond1t1ons as to evidence, mdemmty and the payment of a reasonable fee as the directors decide PARTLY PAID SHARES 37 Company's lien over partly paid shares (I) The company has a hen (the "company's lien") over every share which 1s partly patd for any part of (a) that share's nominal value, and (b) any premium at which ti was issued, which has not been patd to the company, and which ,s payable tmmedtately or at some ttme m the future, whether or not a call notice has been sent m respect of 11 (2) The company's hen over a share (a) takes pnonty over any thtrd party's mterest m that share, and (b) extends to any d1v1dend or other money payable by the company m respect of that share and (tf the hen IS enforced and the share ,s sold by the company) the proceeds of sale of that share (3) The dtrectors may at any time decide that a share which ts or would otherwise be subject to the company's hen shall not be subject to 11, either wholly or tn part 38 Enforcement of the company's lien (I) Subject to the prov1s1ons of this article, 1f (a) a hen enforcement notice has been given m respect ofa share, and (b) the person to whom the nottce was given has faded to comply with 11, the company may sell that share m such manner as the directors decide (2) A hen enforcement nollce DALDMS/676626 (a) (b) (c) (d) may only be given m respect of a share which ts subject to the company's hen, m respect of which a sum 1s payable and the due date for payment of that sum has passed, must specify the share concerned, must requtre payment of the sum payable w1thtn 14 days of the nottce, must be addressed either to the holder of the share or to a transm1ttee of that holder, and 14

(e) must state the company's intention to sell the share 1f the notice 1s not comphed with (3) Where shares are sold under th!S article (a) the directors may authonse any person to execute an instrument of transfer of the shares to the purchaser or to a person nommated by the purchaser, and (b) the transferee 1s not bound to see to the apphcallon of the cons1derat1on, and the transferee's title ts not affected by any 1rregulanty m or mvahd1ty of the process leading to the sale (4) The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the hen) must be apphed (a) first, m payment of so much of the sum for which the hen exists as was payable at the date of the hen enforcement notice, (b) second, to the person entitled to the shares at the date of the sale, but only after the certificate for the shares sold has been surrendered to the company for cancellat1on or a suttable mdemmty has been given for any lost certificates, and subject to a hen equivalent to the company's hen over the shares before the sale for any money payable m respect of the shares after the date of the hen enforcement notice (5) A statutory declaration by a director or the secretary (1f any) that the declarant IS a director or the secretary and that a share has been sold to satisfy the company's hen on a specified date (a) 1s conc1us1ve evidence of the facts stated m tt as agamst all persons claunmg to be entitled to the share, and (b) subJect to comphance with any other forrnahttes of transfer reqmred by the articles or by law, constitutes a good mle to the share 39 Call notices (I) Subject to the articles and the terrns on which shares are allotted, the d,rectors may send a notice (a "call notice") to a member requmng the member to pay the company a specified sum of money (a "call") which 1s payable m respect of shares which that member holds al the date when the directors decide to send the call notice (2) A call notice (a) may not requ,re a member to pay a call which exceeds the total sum unpaid on that member's shares (whether as to the share's nominal value or any amount payable to the company by way of premrnm), (b) must state when and how any call to which 1t relates 1t 1s to be paid, and (c) may penmt or requ,re the call to be paid by mstalments (3) A member must comply with the reqmrements of a call notice, but no member 1s obhged to pay any call before 14 days have passed smce the notice was sent (4) Before the company has received any call due under a call notice the directors may DAI DMS/676616 15

(a) revoke it wholly or in part, or

(b) specify a later time for payment than is specified in the notice,

by a further notice in writing to the member in respect of whose shares the call is made

40 **Liability to pay calls**

(1) Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid

(2) Joint holders of a share are jointly and severally liable to pay all calls in respect of that share

(3) Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them

(a) to pay calls which are not the same, or

(b) to pay calls at different times

41 **When call notice need not be issued**

(1) A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the company in respect of that share (whether in respect of nominal value or premium)

(a) on allotment,

(b) on the occurrence of a particular event, or

(c) on a date fixed by or in accordance with the terms of issue

(2) But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture

42 **Failure to comply with call notice: automatic consequences**

(1) If a person is liable to pay a call and fails to do so by the call payment date

(a) the directors may issue a notice of intended forfeiture to that person, and

(b) until the call is paid, that person must pay the company interest on the call from the call payment date at the relevant rate

(2) For the purposes of this article

(a) the "**call payment date**" is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the "call payment date" is that later date,

(b) the "**relevant rate**" is

(i) the rate fixed by the terms on which the share in respect of which the call is due was allotted,

DALDMS/676626 16

(ii) such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors, or

(iii) if no rate is fixed in either of these ways, 5 per cent per annum

(3) The relevant rate must not exceed by more than 5 percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998

(4) The directors may waive any obligation to pay interest on a call wholly or in part

43 **Notice of intended forfeiture**

A notice of intended forfeiture

(a) may be sent in respect of any share in respect of which a call has not been paid as required by a call notice,

(b) must be sent to the holder of that share or to a transmittee of that holder,

(c) must require payment of the call and any accrued interest and all expenses that may have been incurred by the company by reason of such non-payment by a date which is not less than 14 days after the date of the notice,

(d) must state how the payment is to be made, and

(e) must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited

44 **Directors' power to forfeit shares**

If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture

45 **Effect of forfeiture**

(1) Subject to the articles, the forfeiture of a share extinguishes

(a) all interests in that share, and all claims and demands against the company in respect of it, and

(b) all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the company

(2) Any share which is forfeited in accordance with the articles

(a) is deemed to have been forfeited when the directors decide that it is forfeited,

(b) is deemed to be the property of the company, and

(c) may be sold, re-allotted or otherwise disposed of as the directors think fit

(3) If a person's shares have been forfeited

(a) the company must send that person notice that forfeiture has occurred and record it in the register of members,

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(b) that person ceases to be a member in respect of those shares,

(c) that person must surrender the certificate for the shares forfeited to the company for cancellation,

(d) that person remains liable to the company for all sums payable by that person under the articles at the date of forfeiture in respect of those shares, including any interest (whether accrued before or after the date of forfeiture), and

(e) the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal

(4) At any time before the company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls, interest and expenses due in respect of it and on such other terms as they think fit

46 **Procedure following forfeiture**

(1) If a forfeited share is to be disposed of by being transferred, the company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer

(2) A statutory declaration by a director or the secretary (if any) that the declarant is a director or the secretary and that a share has been forfeited on a specified date

(a) is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share, and

(b) subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share

(3) A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person's title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share

(4) If the company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the company the proceeds of such sale, net of any commission, and excluding any amount which

(a) was, or would have become, payable, and

(b) had not, when that share was forfeited, been paid by that person in respect of that share but no interest is payable to such a person in respect of such proceeds and the company is not required to account for any money earned on them

47 **Surrender of shares**

(1) A member may surrender any share

(a) in respect of which the directors may issue a notice of intended forfeiture,

(b) which the directors may forfeit, or

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(c) which has been forfeited

(2) The directors may accept the surrender of any such share

(3) The effect of surrender on a share is the same as the effect of forfeiture on that share

(4) A share which has been surrendered may be dealt with in the same way as a share which has been forfeited

TRANSFER AND TRANSMISSION OF SHARES

48 Transfers of shares

(1) Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of

(a) the transferor, and

(b) (if any of the shares is partly paid) the transferee

(2) No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share

(3) The company may retain any instrument of transfer which is registered

(4) The transferor remains the holder of a share until the transferee's name is entered in the register of members as holder of it

(5) The directors shall register a transfer of shares which is

(a) lodged at the office or such other place as the directors have appointed,

(b) accompanied by the certificate for the shares to which it relates, or such other evidence as the directors may reasonably require to show the transferor's right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor's behalf, and

(c) presented for registration duly stamped or is an exempt transfer within the Stock Transfer Act 1982,

and may, in their absolute discretion, refuse to register any other transfer of shares

(6) If the directors refuse to register the transfer of a share, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent

49 Transmission of shares

(1) If title to a share passes to a transmittee, the company may only recognise the transmittee as having any title to that share

(2) Nothing in these articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member

50 Transmittees' rights

(1) A transmittee who produces such evidence of entitlement to shares as the directors may properly require

DALDMS/676626 19

(a) may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and

(b) subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had

(2) But transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder's death or bankruptcy or otherwise, unless they become the holders of those shares

51 **Exercise of transmittees' rights**

(1) Transmittees who wish to become the holders of shares to which they have become entitled must notify the company in writing of that wish

(2) If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it

(3) Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred

52 **Transmittees bound by prior notices**

If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee's name has been entered in the register of members

DISTRIBUTIONS

53 **Procedure for declaring dividends**

(1) The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends

(2) A dividend must not be declared unless the directors have made a recommendation as to its amount Such a dividend must not exceed the amount recommended by the directors

(3) No dividend may be declared or paid unless it is in accordance with members' respective rights

(4) Unless the members' resolution to declare or directors' decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member's holding of shares on the date of the resolution or decision to declare or pay it

(5) If the company's share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear

(6) The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment

DALDMS/676626 20

(7) If the directors act m good faith, they do not mcur any hab1hty to the holders of shares confemng preferred nghts for any loss they may suffer by the lawful payment of an mtcnm d1v1dend on shares with deferred or non-preferred nghts 54 Calculation of dividends (1) Except as otherwise provided by the articles or the nghts attached to shares, all d1v1dends must be (a) declared and paid accordmg to the amounts patd up on the shares on which the d1V1dend 1s paid, and (b) apportioned and paid proport10nately to the amounts paid up on the shares dunng any portion or portions of the penod m respect of which the dividend Ls paid (2) If any share IS 1Ssued on terms providmg that 11 ranks for dividend as from a particular date, that share ranks for d1v1dend accordmgly 55 Payment of dividends and other distributions (I) Where a d1v1dend or other sum which IS a d1Stnbullon 1s payable m respect of a share, 1t must be patd by one or more of the followmg means (a) transfer to a bank or bmldmg society account specified by the d1Stnbut10n rec1p1ent either m wntmg or as the directors may otherwise decide, (b) sendmg a cheque made payable to the d1Stnbu\lon recipient by post to the d1stnbut10n rcc1p1ent at the d1stnbut1on rcc1p1ent's registered address (1f the d1stnbut1on rcc1p1ent 1s a holder of the share), or (m any other case) to an address specified by the d1stnbut1on rec1p1ent either m wntmg or as the directors may otherw1Se decide, (c) scndmg a cheque made payable to such person by post to such person at such address as the d1stnbullon rec1p1ent has specified either m wnttng or as the directors may otherwise decide, or (d) any other means of payment as the directors agree with the distnbuuon rec1p1ent either m wntmg or by such other means as the directors decade (2) In the articles, the 11 d1stribuhon recipient" means, m respect of a share m respect of which a dividend or other sum 1s payable (a) the holder of the share, or (b) if the share has two or moreJomt holders, whichever of them IS named first m the reg1ster of members, or (c) if the holder is no longer entitled to the share by reason of death or bankruptcy, or m consequence of the merger or consoltdation of any holder bemg a corporat1on, or othctW1se by operalton oflaw, the transm1ttee 56 Deduchons from distribuhons in respect of sums owed to the company (l) If (a) a share 1s subject to the company's hen, and DALDMS/676626 21

(b) the dlfectors are entitled to issue a hen enforcement notice tn respect of1t1 they may, mstead of 1ssumg a hen enforcement notice, deduct from any d1v1dend or other sum payable m respect of the share any sum of money which is payable to the company m respect of that share to the extent that they are entitled to reqmre payment ·under a hen enforcement notice (2) Money so deducted must be used to pay any of the sums payable m respect of that share (3) The company must notify the d1Stnbutton recipient m wntmg of (a) the fact and amount of any such deduction, (b) any non-payment of a dmdend or other sum payable m respect of a share resultmg from any such deduction, and (c) how the money deducted has been apphed 57 No interest on distributions The company shall not be obhged to pay mterest on any d1v1dend or other sum payable m respect of a share unless otherwise provided by (a) the terms on which the share was issued, or (b) the provis10ns of another agreement between the holder of that share and the company 58 Unclaimed dl5tributions {I) All dividends or other sums which are (a) payable m respect of shares, and (b) unclaimed after havmg been declared or become payable, may be mvested or otherwise made use of by the dnectors for the benefit of the company unlll claimed (2) The payment of any such d!Vldend or other sum mto a separate account does not make the company a trustee m respect of 1t (3) If (a) twelve years have passed from the date on which a d1v1dend or other sum became due for payment, and (b) the distnbullon rec1p1ent has not claimed II, the d1stnbullon rec1p1ent 1s no longer entitled to that d1v1dend or other sum and 11 ceases to remam owmg by the company 59 Non-cash distributions (I) SubJect to the tenns of issue oflhe share m questrnn DALDMS/616626 22

(a) the company may, by ordmary resolutton on the recornmendatton of the directors, and (b) (m the case of an mlenm d1v1dend) the directors may decide to pay all or part of a d1v1dend or other d1stnbut1on payable m respect of a share by lransfernng non-cash assets of equivalent value (mcludmg, without hm1tat10n, shares or other secunt1es m any company) (2) For the purposes of paymg a non-cash d1stnbu11on, the directors may make whatever arrangements they thmk fit, mcludmg, where any d1fficully anses regardmg the d1stnbut1on (a) fixmg the value of any assets, (b) payrng cash to any d1stnbutton rec1p1ent on the basis of that value m order to adjust the rights of rec1p1ents, and (c) vesting any assets m trustees 60 Waiver of distributions D1stnbu110n rec1p1ents may waive their entitlement lo a d1v1dend or other dtstnbutton payable m respect of a share by g1vmg the company notice m wntmg to that effect pnor to the declaration of that dtvtdend or d1stnbut1on, but 1f (a) the share has more than one holder, or (b) more than one person 1s entitled to the share, whether by reason of the death or bankruptcy of one or more Jomt holders, or otherwise, the notice 1s not effective unless 11 1s expressed to be given, and signed, by all the holders or persons otherwise entitled to the share CAPITALISATION OF PROFITS 61 Authority to capitalise and appropriation of capitalised sums (I) Subject to the articles, the directors may, 1f they are so authonsed by an ordmary resolution (a) decide to cap1lahse any profits of the company (whether or not they are available for d1stnbull0n) whtch are not reqmred for paymg a. preferential d1v1dend, or any sum standmg to the credit of the company's share prem1Um account or capital redemplion reserve, and (b) appropnate any sum which they so decide to cap1tahse (a "cap1talised sum") to the persons who would have been entitled to 111f11 were d1stnbuted by way of d1v1dend (the "persons entitled") and m the same proporttons (2) Cap1tahsed sums must be apphed DALDMS/676626 (a) (b) on behalf of the persons entitled, and m the same proportions as a d1v1dend would have been d1stnbuted lo them 23

(3) Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct

(4) A capitalised sum which was appropriated from profits available for distribution may be applied

(a) in or towards paying up any amounts unpaid on existing shares held by the persons entitled, or

(b) in paying up new debentures of the company which are then allotted credited as fully paid to the persons entitled or as they may direct

(5) Subject to the articles, the directors may

(a) apply capitalised sums in accordance with paragraphs (3) and (4) partly in one way and partly in another,

(b) make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments), and authorise any person to enter into an agreement with the company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article

PART 4

DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

62 Attendance and speaking at general meetings

(1) A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting

(2) A person is able to exercise the right to vote at a general meeting when

(a) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

(b) that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting

(3) The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it

(4) In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other

(5) Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them

DALDMS/676626

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63 **Quorum for general meetings**

(1) No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum

(2) Save in the case of a company having only one member, two qualifying persons present at a meeting shall be a quorum, unless each is a qualifying person only because

(a) he is duly authorised to act as the representative of a corporation in relation to the meeting and they are representatives of the same corporation, or

(b) he is appointed as proxy of a member in relation to the meeting and they are proxies of the same member

(3) In the case of a company having only one member, one qualifying person present at a meeting shall be a quorum

(4) In this article, a **"qualifying person"** means

(a) an individual who is a member of the company,

(b) a person duly authorised to act as the representative of a corporation in relation to the meeting, or

(c) a person appointed as a proxy of a member in relation to the meeting

64 **Chairing general meetings**

(1) If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so

(2) If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start

(a) the directors present, or

(b) (if no directors are present), the meeting,

must appoint a director or member to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting

(3) The person chairing a meeting in accordance with this article is referred to as the **"chairman of the meeting"**

65 **Attendance and speaking by directors and non-members**

(1) Directors may attend and speak at general meetings, whether or not they are members

(2) The chairman of the meeting may permit other persons who are not

(a) members of the company, or

(b) otherwise entitled to exercise the rights of members in relation to general meetings,

DALDMS/676626

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to attend and speak at a general meeting

66 **Adjournment**

(1) If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it

(2) The chairman of the meeting may adjourn a general meeting at which a quorum is present if

(a) the meeting consents to an adjournment, or

(b) it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner

(3) The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting

(4) When adjourning a general meeting, the chairman of the meeting must

(a) either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

(b) have regard to any directions as to the time and place of any adjournment which have been given by the meeting

(5) If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the company must give at least 7 clear days' notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given)

(a) to the same persons to whom notice of the company's general meetings is required to be given, and

(b) containing the same information which such notice is required to contain

(6) No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place

VOTING AT GENERAL MEETINGS

67 **Voting: general**

(1) A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles

(2) Subject to any rights or restrictions attached to any shares, on a show of hands

(a) every member present in person has one vote, and

(b) every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote

(3) Subject to any rights or restrictions attached to any shares, on a poll

(a) every member has one vote for every share of which he is the holder, and

DALDMS/676626 26

(b) all or any of the voting rights of a member may be exercised by one or more duly appointed proxies (but so that, where a member appoints more than one proxy, the proxies (taken together) shall not exercise more extensive voting rights than could be exercised by the member in person)

68 **Errors and disputes**

(1) No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid

(2) Any such objection must be referred to the chairman of the meeting, whose decision is final

69 **Poll votes**

(1) A poll on a resolution may be demanded

(a) in advance of the general meeting where it is to be put to the vote, or

(b) at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared

(2) A poll may be demanded by

(a) the chairman of the meeting,

(b) the directors, or

(c) any member (being an individual) present in person or by proxy or (being a corporation) present by a duly authorised representative or by proxy and having the right to vote on the resolution

(3) A demand for a poll may be withdrawn if

(a) the poll has not yet been taken, and

(b) the chairman of the meeting consents to the withdrawal

(4) Polls must be taken at such time and in such manner as the chairman of the meeting directs

70 **Content of proxy notices**

(1) Proxies may only validly be appointed by a notice in writing (a "**proxy notice**") which

(a) states the name and address of the member appointing the proxy,

(b) identifies the person appointed to be that member's proxy and the general meeting in relation to which that person is appointed,

(c) is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the directors may determine, and

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(d) is delivered to the company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate

(2) The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes

(3) Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions

(4) Unless a proxy notice indicates otherwise, it must be treated as

(a) allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and

(b) appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself

71 **Delivery of proxy notices**

(1) A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of that person

(2) Subject to articles 70(3) and 70(4), a proxy notice must be delivered to the company or to such other place as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting not less than 48 hours before the start of the meeting or adjourned meeting to which it relates

(3) In the case of a poll taken more than 48 hours after it is demanded, the notice must be delivered to the company or to such other place as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting not less than 24 hours before the time appointed for the taking of the poll

(4) In the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded, the proxy notice must be delivered in accordance with article 70(2) or at the meeting at which the poll was demanded to the chairman, the secretary (if any) or any director

(5) An appointment under a proxy notice may be revoked by delivering to the company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given

(6) A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates

(7) If a proxy notice is not signed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who signed it to sign it on the appointor's behalf

72 **Amendments to resolutions**

(1) An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if

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(a) notice of the proposed amendment is given to the company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

(b) the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution

(2) A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if

(a) the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b) the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution

(3) If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman's error does not invalidate the vote on that resolution

RESTRICTIONS ON MEMBERS' RIGHTS

73 No voting of shares on which money owed to company

No voting rights attached to a share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the company in respect of that share have been paid

PART 5

ADMINISTRATIVE ARRANGEMENTS

74 Means of communication to be used

(1) Subject to the articles, anything sent or supplied by or to the company under the articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the company

(2) Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being

(3) A director may agree with the company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours

75 Company seals

(1) Any common seal may only be used by the authority of the directors

(2) The directors may decide by what means and in what form any common seal is to be used

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(3) Unless otherw!Se decided by the directors, 1f the company has a common seal and It 1s affixed to a document, the document must also be signed by at least one authonsed person (4) For the purposes of this article, an authonsed person IS (a) any director of the company, (b) the secretary (1f any), or (c) any person aulhonsed by the directors for the purpose of S1gnmg documents to which the common seal 1s applied (5) If the company has an official seal for use abroad, 11 may only be affixed to a document 1f 1ts use on that document, or documents of a class to which 1t belongs, has been authonsed by a dec1s1on of the directors 76 No right lo inspect accounts and other records Except as provided by law or authonsed by the directors or an ordinary resolution of the company, no person 1s entttled to inspect any of the companys accountmg or other records or documents merely by v1rtue of bemg a member 77 Provision for employees on cessation of business The directors may decide to make prov1S1on for the benefit of persons employed or fonnerly employed by the company or any of its subs,dianes (other than a director or fonner director or shadow director) in connecnon with the cessation or transfer to any person of the whole or part of the undertakmg of the company or that subs1d1ary DIRECTORS' INDEMNITY AND INSURANCE 78 Indemnity (I) Subject to article 78(2), a relevant director of the company or an associated company may be mdemmfied out of the company's assets agamst (a) any hab1hty 10curred by that director 10 connection with any neghgence, default, breach of duty or breach of trust 10 relation to the company or an associated company, (b) any hab1hty incurred by that director m connection with the ac11v111es of the company or an associated company in tts capacity as a trustee of an occupational pens10n scheme (as defined m sect10n 235(6) of the Compames Act 2006), and ( c) any other hab1hty mcurred by that director as an officer of the company or an associated company (2) This a111cle does not authonse any tndemmty whtch would be proh1b1ted or rendered void by any prov1s1on of the Compames Acts or by any other prov1s10n of law (3) In this article (a) DALDMSl676626 companies are associated 1f one ts a subs1d1ary of the other or both are substdianes of the same body corporate, and 30

(b) a "relcvimt director" means any director or fonner director of the company or an associated company 79 Insurance {I) The directors may decide to purchase and mamtam insurance, at the expense of the company, for the benefit of any relevant director m respect of any relevant loss (2) In this article (a) (b) (c) Di\LDM S16 76626 a "relevant director" means any director or fonner director of the company or an associated company, a "relevant loss" means any loss or hab1hty which has been or may be mcurred by a relevant director m connect10n with that director's duties or powers in relation to the company, any associated company or any pension fund or employees' share scheme of the company or associated company, and companies are associated 1f one 1s a subs1d1ary of the other or both arc subs1d1anes of the same body corporate 31